Exhibit 99.1

Brian Smith

ESI

503-672-5760

ESI ANNOUNCES FIRST QUARTER FISCAL 2009 RESULTS

PORTLAND, ORE.—July 24, 2008— Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading provider of world-class photonic and laser micro-engineering systems, today announced results for its fiscal 2009 first quarter, representing the three-month period ended June 28, 2008. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

First quarter sales were $64.0 million, representing a 9% decrease from the fourth quarter of fiscal 2008. Net loss for the quarter was $2.8 million or $0.10 per share driven by a pre-tax impairment of auction rate securities of $5.1 million. Excluding the impact of the impairment of auction rate securities, purchase accounting, equity compensation and restructuring costs, non-GAAP net income was $2.5 million or $0.09 per diluted share, down from $5.0 million or $0.18 per diluted share in the fourth quarter of fiscal 2008.

“We delivered solid revenues and operating results in the face of difficult market conditions,” noted Nick Konidaris, President and CEO. “Effective expense management partially offset lower gross margins. Although we are disappointed in the level of gross margin, the results this quarter were impacted by several factors that we believe will not repeat going forward.”

First quarter orders were $59.6 million, up 16% from the fourth quarter of fiscal 2008, driven by record orders for interconnect and micro-machining products. “Although orders in this business can be lumpy, we are pleased with our results and see this market as a source of long-term growth,” Konidaris added. Orders in the semiconductor business declined due to weakness in the memory market. Passive component system orders were also down due to a combination of absorption of added capacity from orders placed last fiscal year and cautious capital spending in a slowing global economic environment.

“During the quarter we executed on our strategy and introduced several new products that expand our addressable market,” continued Mr. Konidaris. “We extended our micro-machining capability with our new model 5800 dual-beam high-power micro-machining system and received a large multi-system order. In addition, last week we announced our new Cignis laser-based system for wafer singulation. This marks our entry into the broad and emerging market of laser-based processes for wafer dicing for next-generation technology nodes and new 3D packages, driven by demand for high-performance mobile and consumer electronics products. Our patented technology, which includes a picosecond laser, clearly differentiates us from other solutions.”

Balance Sheet and Cash Flow

Cash and investments were $155 million, which included $14.5 million in auction rate securities. During the quarter we repurchased approximately 214,000 shares of stock for $3.3 million, at an average price of $15.63 per share, as part of our ongoing program to offset dilution. Cash provided by operations was $1.6 million for the first quarter, driven primarily by the net loss adjusted for non-cash items and lower inventories, partially offset by a reduction in accounts payable and accrued compensation.

Q2 2009 Outlook

Looking forward, economic uncertainties and cautious capital spending will continue to weigh on the demand for our products. As a result, we expect second quarter shipments and revenues of between $50-$60 million and non-GAAP earnings per share of between $0.00 and $0.05 excluding the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Konidaris added, “We will continue to face near-term challenges as capital spending in our markets remains soft. Despite the market challenges, we are executing on our strategy to expand into new markets and applications, which should enable the company to emerge from this period positioned for growth. We believe our focus on creating a lean operating model should allow us to remain profitable, even at lower business levels, and allow faster earnings growth as market conditions improve.”

The company will hold a conference call today at 5:00 p.m. Eastern Time. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 866-800-8648 (domestic participants) or 617-614-2702 (international participants). The conference ID number is 98691786. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through August 3, 2008 at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 53945247. The audio replay will also be available on the ESI Web site.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring costs, the impairment of auction rate securities, and non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI

ESI is a pioneer and leading supplier of world-class production laser systems that help its microelectronics customers achieve compelling yield and productivity gains. The company’s industry-leading, application-specific products enhance electronic-device performance in three key sectors—semiconductors, components and electronic interconnect—by enabling precision fine-tuning of device micro-features in high-volume manufacturing environments. Founded in 1944, ESI is headquartered in Portland, Ore. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements concerning the markets we serve, shipments and revenue, profitability, growth, gross margins, operating expenses, restructuring expenses, non-operating income, tax rates and earnings per share. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the relative strength and volatility of the electronics industry, including the impact of the current weakness in the memory market and cautious spending in the broader capital equipment markets we serve—which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the ability of the company to achieve anticipated cost reductions and savings; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to successfully integrate NWR; the risk of disruptions to the business of NWR resulting from the acquisition; the company’s ability to create and sustain intellectual property protection around its products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; changes in tax laws or the interpretation of such tax laws; and future liquidity of auction rate securities.

ESI Announces First Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

First Quarter Fiscal 2009 Results

(In thousands, except per share data)

(Unaudited)

Operating Results:

	Three Months Ended
	Jun. 28, 2008	Mar. 29, 2008	Jun. 2, 2007
Net sales	$64,024	$70,590	$71,744
Cost of sales	38,733	39,017	38,468

Gross profit	25,291	31,573	33,276
Operating expenses:
Selling, service and administration	15,849	17,864	13,163
Research, development and engineering	9,658	10,884	9,660

Total operating expenses	25,507	28,748	22,823

Operating (loss) income	(216)	2,825	10,453
Other-than-temporary impairment of auction rate investments	(5,094)	—	—
Interest and other income, net	860	1,777	2,607

(Loss) income before income taxes	(4,450)	4,602	13,060
(Benefit from) provision for income taxes	(1,692)	1,623	5,161

Net (loss) income	$(2,758)	$2,979	$7,899

Net (loss) income per share - basic	$(0.10)	$0.11	$0.27

Net (loss) income per share - diluted	$(0.10)	$0.11	$0.27

-continued-

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces First Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

First Quarter Fiscal 2009 Results

(Amounts in thousands)

(Unaudited)

Financial Position As Of:

	Jun. 28, 2008	Mar. 29, 2008
Assets
Current assets:
Cash and cash equivalents	$135,294	$141,059
Investments	3,071	2,011

Total cash and investments	138,365	143,070
Trade receivables, net	58,601	60,272
Inventories	92,927	101,501
Shipped systems pending acceptance	1,409	2,583
Deferred income taxes, net	14,847	14,906
Prepaid and other current assets	9,135	7,822

Total current assets	315,284	330,154
Long-term investments	16,605	17,835
Property, plant and equipment, net	47,610	47,962
Deferred income taxes, net	1,419	1,026
Goodwill	12,436	12,267
Acquired intangible assets, net	9,521	10,261
Other assets	38,097	36,107

Total assets	$440,972	$455,612

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$10,662	$17,604
Accrued liabilities	18,072	25,300
Deferred revenue	12,838	12,583

Total current liabilities	41,572	55,487
Non-current income taxes payable	8,459	7,885
Shareholders’ equity:
Preferred and common stock	130,681	131,417
Retained earnings	259,377	262,135
Accumulated other comprehensive income (loss)	883	(1,312)

Total shareholders’ equity	390,941	392,240

Total liabilities and shareholders’ equity	$440,972	$455,612

End of period shares outstanding	26,990	27,112

Total cash and investments	$154,970	$160,905

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13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces First Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

Analysis of First Quarter Fiscal 2009 Results

(Dollars and shares in thousands)

(Unaudited)

	Three Months Ended
	Jun. 28, 2008	Mar. 29, 2008	Jun. 2, 2007
Sales detail:
Semiconductor Group	$21,728	$23,723	$50,166
Passive Components Group	13,275	28,136	12,784
Interconnect & Micro-Machining Group	29,021	18,731	8,794

Total	$64,024	$70,590	$71,744

Gross margin %	40%	45%	46%
Selling, service and administration expense %	25%	25%	18%
Research, development and engineering expense %	15%	15%	13%
Operating (loss) income %	0%	4%	15%
Effective tax rate %	38%	35%	40%
Average shares outstanding - basic	27,108	27,599	29,111
Average shares outstanding - diluted	27,108	27,680	29,457
End of period employees	701	743	585

-continued-

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces First Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

First Quarter Fiscal 2009 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Three Months Ended
	June 28, 2008	March 29, 2008	June 2, 2007
Gross profit per GAAP	$25,291	$31,573	$33,276
Purchase accounting included in cost of sales	290	321	—
Equity compensation included in cost of sales	207	211	115

Subtotal - non-GAAP adjustments to gross profit	497	532	115

Non-GAAP gross profit	$25,788	$32,105	$33,391

Non-GAAP gross margin	40.3%	45.5%	46.5%

Operating expense per GAAP	$25,507	$28,748	$22,823
Less:
Purchase accounting included in:
Selling, service and administration	453	513	—
Research, development and engineering	(19)	(18)	—

Subtotal - purchase accounting included in operating expense	434	495	—
Equity compensation included in:
Selling, service and administration	889	809	443
Research, development and engineering	315	338	176

Subtotal - equity compensation included in operating expense	1,204	1,147	619
Restructuring charges included in:
Selling, service and administration	749	705	—
Research, development and engineering	—	267	—

Subtotal - restructuring charges included in operating expense	749	972	—

Total non-GAAP adjustments to operating expense	2,387	2,614	619

Non-GAAP operating expense	$23,120	$26,134	$22,204

Operating (loss) income per GAAP	$(216)	$2,825	$10,453
Non-GAAP adjustments to gross profit	497	532	115
Non-GAAP adjustments to operating expense	2,387	2,614	619

Non-GAAP operating income	$2,668	$5,971	$11,187

Interest and other (expense) income, net per GAAP	$(4,234)	$1,777	2,607
Non-GAAP adjustment for other-than-temporary impairment of auction rate investments	5,094	—	—

Non-GAAP interest and other income, net	860	1,777	2,607

Net (loss) income per GAAP	$(2,758)	$2,979	7,899
Non-GAAP adjustments to gross profit	497	532	115
Non-GAAP adjustments to operating expense	2,387	2,614	619
Non-GAAP adjustments to non-operating expense	5,094	—	—
Income tax effect of non-GAAP adjustments	(2,721)	(1,138)	(237)

Non-GAAP net income	$2,499	$4,987	$8,396

Basic Non-GAAP net income per share	$0.09	$0.18	$0.29

Diluted Non-GAAP net income per share	$0.09	$0.18	$0.29

-continued-

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces First Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

First Quarter Fiscal 2009 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:

	Three months ended
	Jun. 28, 2008	Jun. 2, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(2,758)	$7,899
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,622	2,076
Amortization of intangible assets	715	—
Stock-based compensation expense	1,410	733
Provision for doubtful accounts	—	73
Loss (gain) on disposal of property and equipment	24	(6)
Other-than-temporary impairment of auction rate investments	5,094	—
Deferred income taxes	(372)	2,393
Changes in operating accounts:
Decrease (increase) in trade receivables, net	165	(1,879)
Decrease (increase) in inventories	6,397	(2,423)
Decrease in shipped systems pending acceptance	1,174	652
(Increase) decrease in prepaid and other current assets	(1,361)	1,310
(Decrease) increase in accounts payable and accrued liabilities	(11,729)	3,798
Increase (decrease) in deferred revenue	255	(1,184)

Net cash provided by operating activities	1,636	13,442
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(1,486)	(1,318)
Proceeds from the sale of property, plant and equipment	4	6
Purchases of investments	(284,294)	(159,424)
Proceeds from sale of investments and maturing investments	281,844	163,323
Minority equity investment	(876)	—
Decrease (increase) in other assets	283	(587)

Net cash (used in) provided by investing activities	(4,525)	2,000
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options and stock plans	1,187	937
Excess tax benefits realized from stock options exercised	7	27
Share repurchases	(3,340)	(9,804)

Net cash used in financing activities	(2,146)	(8,840)
Effect of exchange rate changes on cash	(730)	271

NET CHANGE IN CASH AND CASH EQUIVALENTS	(5,765)	6,873
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	141,059	93,589

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$135,294	$100,462

-end-

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141